EXHIBIT 24
POWER OF ATTORNEY
     Know all by these presents, that the undersigned hereby constitutes and appoints Harold J. Meloche, John H. Berry, Augustine Igwe and Brian J. Roney, and each of them, the undersigned’s true and lawful attorneys-in-fact to:
     (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or more than 5% shareholder of North Pointe Holdings Corporation (the “Company”), any and all forms, applications and other documents as may be necessary or advisable for the undersigned to file under the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act”), including, without limitation, Forms 3,4 and 5, Form ID, Form 144 and Schedules 13D and 13G in accordance with Section 16(a) and Section 13(d), respectively, of the Exchange Act (collectively, “Documents”); and
     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Documents and timely file such Documents with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority,
     (3) take any action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his/her discretion.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Exchange Act.
     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing and such revocation is received by the SEC.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this   8   day of June, 2006.
/s/ Lawrence V. Maclean
Lawrence V. Maclean